UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2008

SHARPER IMAGE CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR

SAN FRANCISCO, CALIFORNIA 94105

(Address of principal executive offices, including zip code)

(415) 445-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on May 13, 2008, Sharper Image Corporation (the “Company”) entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with a joint venture of Gordon Brothers Retail Partners, LLC, GB Brands, LLC, Hilco Merchant Resources, LLC, and Hilco Consumer Capital, LLC (the “Hilco/GB Joint Venture”), which contemplated the purchase of certain of the Company’s assets by the Hilco/GB Joint Venture, subject to certain conditions.

Because of changed circumstances and after an active auction sale process directed by the United States Bankruptcy Court for the District of Delaware (the “Court”), on May 29, 2008, the Company and the Hilco/GB Joint Venture entered into a revised Asset Purchase Agreement (the “Revised Asset Purchase Agreement”), which was approved by the Court on May 30, 2008. The revision was a reduction of the purchase price from $51,250,000 to a base price of $49,000,000. The Company may receive additional proceeds of up to $1,500,000 dependent upon the occurrence of certain contingencies. The Company does not believe those contingencies will occur.

With the exception of the previous appointment of Hilco Merchant Resources LLC and Gordon Brothers Retail Partners LLC as liquidator in respect of 96 of the Company’s stores and the previously disclosed Agency Agreement between the Company and the Hilco/GB Joint Venture, dated May 13, 2008, there is no other material relationship between the Company and any of the parties to the Hilco/GB Joint Venture.

A copy of the Revised Asset Purchase Agreement is attached hereto as Exhibit 10.1. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The current report on Form 8-K and the exhibit hereto contain certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the registrant’s current plans, expectations, estimates, and projections about the specialty retail industry and management’s beliefs about the registrant’s future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the registrant’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the registrant’s Annual Report on Form 10-K for the year ended January 31, 2007 under “Risk Factors.” These risks include, among other factors, the success of the registrant’s new business strategy, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, the success of its advertising efforts, changes in business and economic conditions, risks associated with its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Other risks that the registrant faces include, but are not limited to, the following: (i) the ability of the registrant to continue as a going concern; (ii) the registrant’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iii) the ability of the registrant to develop, prosecute, confirm and consummate one or more plans of liquidation with respect to the Chapter 11 case; (iv) risks associated with third parties seeking and obtaining court approval for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; (v) the ability of the registrant to obtain and maintain normal terms with vendors and service providers; and (vi) the potential adverse impact of the Chapter 11 case on the registrant’s liquidity or results of operations. Unless required by law, the registrant undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the registrant files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
EX-10.1

Revised Asset Purchase Agreement by and between the Company and a joint venture of Gordon Brothers Retail Partners, LLC, GB Brands, LLC, Hilco Merchant Resources, LLC, and Hilco Consumer Capital, LLC, dated May 29, 2008.

EX-99.1	Press Release dated June 3, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

By:	/s/ Rebecca Roedell

Rebecca Roedell

Executive Vice President, Chief Financial Officer

Date: June 3, 2008